CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2019, relating to the consolidated financial statements of Harte Hanks, Inc. and subsidiaries, appearing in the
Annual Report on Form 10-K of Harte Hanks, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

San Antonio, TX
August 3, 2020